UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) June 8, 2005

THE NEIMAN MARCUS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19659	95-4119509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marcus Square 1618 Main Street, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 741-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On June 8, 2005, Neiman Marcus Group, Inc. (“Neiman Marcus”) entered into a strategic alliance with HSBC Bank Nevada, National Association and certain of its affiliates (collectively “HSBC”), related to the credit card and credit operations of Neiman Marcus and its subsidiaries.

The transaction has been approved by both companies and is expected to close during the last quarter of Neiman Marcus’s current fiscal year, subject to customary regulatory review and closing conditions. A copy of Neiman Marcus’ press release announcing the strategic alliance with HSBC is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

The Purchase, Sale and Servicing Transfer Agreement

In connection with the transaction, Neiman Marcus and Bergdorf Goodman, Inc., a wholly owned subsidiary of Neiman Marcus (“Bergdorf Goodman”), entered into a Purchase, Sale and Servicing Transfer Agreement (the “Purchase Agreement”) with HSBC. Under the Purchase Agreement, Neiman Marcus and Bergdorf Goodman will sell their private label credit card accounts, non-card payment plans, interests in the securitization arrangements relating to the receivables arising under the foregoing accounts and certain related assets to HSBC Bank Nevada, N.A. and HSBC Bank Nevada, N.A., or its designees, will assume the related obligations under those accounts, including the obligations of Neiman Marcus and its subsidiaries under its existing securitization arrangements.

The parties have made customary representations, warranties and covenants in the Purchase Agreement. Consummation of the transactions under the Purchase Agreement is subject to various customary conditions, including receipt of regulatory approvals and satisfaction of rating agency and other conditions relating to the transfer of the securitization. The Purchase Agreement also contains customary termination rights, including termination rights by either party in the event the transaction has not been consummated by August 31, 2005.

The Purchase Agreement contains customary indemnification obligations of the parties, including an obligation by Neiman Marcus to indemnify HSBC for Neiman Marcus’ operation of the credit card business prior to the closing of the transaction.

The Credit Card Program Agreement

Neiman Marcus, Bergdorf Goodman, HSBC Bank Nevada, N.A. and its affiliate, Household Corporation, will also form a long-term marketing and servicing alliance under a Credit Card Program Agreement (the “Program Agreement”) having an initial term of 5 years and renewable for 3 year terms. Under the Program Agreement, HSBC Bank Nevada, N.A., or its designee, will offer private label credit cards and non-card payment plans and, in accordance with the terms of the Program Agreement, may issue in the future dual-line, card-association branded credit cards (the “Program”).

Neiman Marcus has agreed that, other than through the Program or subject to certain limited exceptions in the Program Agreement, it will not offer or market in the United States a private label credit card, a co-branded credit card or a non-card payment plan. Neiman Marcus has also agreed to limitations, as further described in the Program Agreement, on its ability to accept credit cards, other than Program credit cards and other cards currently accepted, in certain of its retail store lines.

A management committee consisting of 8 members (4 nominated by Neiman Marcus and 4 nominated by HSBC Bank Nevada, N.A.) will be established to oversee the Program. Initial operating procedures of the Program will be those employed by Neiman Marcus prior to the effective date of the Program and changes to those procedures will only be made upon review by the management committee in accordance with the Program Agreement.

HSBC and Neiman Marcus will jointly market the Program in accordance with the terms of the Program Agreement. HSBC Bank Nevada, N.A.will contribute money to a marketing fund to be used in Neiman Marcus’ discretion and also to a joint marketing fund to be used in accordance with a mutually agreed upon marketing plan and as directed by the management committee.

Neiman Marcus and HSBC Bank Nevada, N.A. have entered into a Servicing Agreement (the “Servicing Agreement”), which is filed as Exhibit 10.3 hereto and is incorporated herein by reference, under which Neiman Marcus is appointed to service the accounts and cardholder indebtedness on behalf of HSBC Bank Nevada, N.A. Neiman Marcus may elect to transfer certain servicing functions to HSBC, in which case HSBC will be required to perform the services under the Program Agreement.

Under the Program Agreement, HSBC Bank Nevada, N.A.will make daily payments to Neiman Marcus based on net credit sales, and the parties will make monthly payments and annual payments to each other as specified in the Program Agreement.

The parties have made customary representations, warranties and covenants, and have provided for customary reciprocal indemnification of the other parties to the Program Agreement for specified actions taken in connection with the Program. The Program Agreement also sets forth provisions addressing the treatment of acquired credit card portfolios in the event of future acquisition transactions by Neiman Marcus.

The Program Agreement contains certain early termination rights of each party, including termination rights upon default of the other party or upon other specified retail events. If the Program Agreement is terminated by either party for any reason, Neiman Marcus will have the right to purchase, or to arrange for another purchaser to purchase, the Program assets, including the accounts and cardholder indebtedness, from HSBC Bank Nevada, N.A.

HSBC Finance Corporation will provide a guarantee of all obligations of HSBC Bank Nevada, N.A. and Household Corporation under each of the Program Agreement and Servicing Agreement.

The foregoing descriptions of the Purchase Agreement, the Program Agreement and the Servicing Agreement are qualified by the full text of those documents, which are filed with this report as Exhibits 2.1, 10.2 and 10.3, respectively, and are incorporated in this report by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

2.1	Purchase, Sale and Servicing Transfer Agreement, dated as of June 8, 2005, among Neiman Marcus Group, Inc., Bergdorf Goodman, Inc., HSBC Bank Nevada, N.A. and HSBC Finance Corporation.

10.2	Credit Card Program Agreement, dated as of June 8, 2005, by and among Neiman Marcus Group, Inc., Bergdorf Goodman, Inc., HSBC Bank Nevada, N.A. and Household Corporation.

10.3	Form of Servicing Agreement, by and between Neiman Marcus Group, Inc. and HSBC Bank Nevada, N.A.

99.1	Press Release dated June 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEIMAN MARCUS GROUP, INC.
(Registrant)

Date: June 9, 2005	By:	/s/ Nelson A. Bangs
Nelson A. Bangs
Senior Vice President and General Counsel

THE NEIMAN MARCUS GROUP, INC.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase, Sale and Servicing Transfer Agreement, dated as of June 8, 2005, among Neiman Marcus Group, Inc., Bergdorf Goodman, Inc., HSBC Bank Nevada, N.A. and HSBC Finance Corporation.

10.2	Credit Card Program Agreement, dated as of June 8, 2005, by and among Neiman Marcus Group, Inc., Bergdorf Goodman, Inc., HSBC Bank Nevada, N.A. and Household Corporation.

10.3	Form of Servicing Agreement, by and between Neiman Marcus Group, Inc. and HSBC Bank Nevada, N.A.

99.1	Press Release dated June 8, 2005.